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                                  EXHIBIT 23.2


                            McGLADREY & PULLEN, LLP
                          ----------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement filed on approximately September 18, 1997 on Form S-8 covering the 1995 Incentive Stock Option Plan and related Prospectus of our report, dated January 22, 1997 with respect to the consolidated financial statements of PNB Financial Group and subsidiary included in the Company's Annual Report on Form 10-KSB for the years ended December 31, 1996 and 1995.


/s/ McGladrey & Pullen, LLP

Anaheim, California
September 18, 1997